                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report:  April 1, 1996





                       FIDELITY NATIONAL FINANCIAL, INC.
        ---------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

     Delaware                           1-9396                            86-0498599
- ----------------------------    --------------------------       ----------------------------
(State or other jurisdiction    (Commission File Number)         (IRS Employer Identification
of incorporation)                                                 Number)


               17911 Von Karman Avenue, Irvine, California 92714
        ---------------------------------------------------------------
                    (Address of principal executive offices)

                                 (714) 622-5000
                    ----------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

         On September 14, 1995, Fidelity National Financial, Inc. ("FNFI") entered into an agreement with Nations Holding Group, a California corporation, to acquire Nations Title Inc. and certain of its wholly-owned subsidiaries, Nations Title Insurance Company, Nations Title Insurance of New York Inc. and National Title Insurance of New York Inc. ("Nations Title Inc." or "NTI"). On April 1, 1996, the acquisition closed. FNFI paid $19.3 million in cash and 176,000 shares of FNFI Common Stock.

Item 7.  Financial Statements and Exhibits

         Attached hereto as Exhibit A are the Consolidated Financial Statements of Nations Title Inc. and Subsidiaries as of and for the year ended December 31, 1995, along with the manually signed report of KPMG Peat Marwick LLP thereto. Attached hereto as Exhibit B is Combined Pro Forma Financial Data with respect to FNFI and Nations Title Inc. as of and for the year ended December 31, 1995.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FIDELITY NATIONAL FINANCIAL, INC.,
                                         a Delaware corporation




Date:   June 13, 1996                    By:      /S/  CARL A. STRUNK
      ------------------                     ----------------------------------
                                         Carl A. Strunk
                                         Executive Vice President and
                                         Chief Financial Officer

EXHIBIT A

[KPMG LOGO]
The Global Leader





                               NATIONS TITLE INC.
                                AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)



                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

[KPMG PEAT MARWICK LLP LETTERHEAD]




                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholder of Nations Title Inc.:

We have audited the accompanying consolidated balance sheet of Nations Title Inc. and subsidiaries (the Company) as of December 31, 1995 and the related consolidated statements of operations, stockholder's equity and cash flows for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and the results of their operations and their cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                        /s/ KPMG Peat Marwick LLP

April 19, 1996

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995


                                     Assets

Investments:
  Debt securities available-for-sale, at fair value                               $32,913,566
  Other long-term investments, at cost                                                782,190
                                                                                  -----------
           Total investments                                                       33,695,756

Cash and cash equivalents (including certificates of deposit of $120,000)           6,893,297
Accrued investment income                                                             445,730
Accounts and notes receivable:
  Premiums receivable (net of allowance for doubtful accounts of $1,687,363)       11,396,330
  Note, premiums and accounts receivable from affiliates                            3,163,150
  Other receivables                                                                 1,597,663
  Refundable income taxes                                                           3,335,894
Property and equipment, at cost (net of accumulated depreciation of $1,978,260)     1,192,496
Title plants                                                                        3,632,493
Assets acquired in settlement of claims                                             7,416,197
Deferred income taxes                                                               6,002,912
Other assets                                                                        1,520,318
                                                                                  -----------
           Total assets                                                           $80,292,236
                                                                                  ===========

                      Liabilities and Stockholder's Equity

Liabilities:
  Reserve for claim losses                                                        $49,381,975
  Accounts payable and accrued expenses                                             5,320,235
  Notes payable                                                                     1,914,263
  Negative goodwill                                                                 3,257,676
                                                                                  -----------
           Total liabilities                                                       59,874,149
                                                                                  -----------
Stockholder's equity:
  Common stock, no par value; 30,000 shares authorized, issued and
     outstanding                                                                   20,261,536
  Unrealized gain on debt securities (net of deferred income tax effect of
     $131,477)                                                                        255,220
  Accumulated deficit                                                                 (98,669)
                                                                                  -----------
           Total stockholder's equity                                              20,418,087
                                                                                  -----------
           Total liabilities and stockholder's equity                             $80,292,236
                                                                                  ===========


See accompanying notes to consolidated financial statements.

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995


Revenues:
  Premiums                                                        $164,959,157
  Service charges for title searches and escrows                    10,805,576
  Investment income                                                  2,755,457
  Realized gains on sale of investments, net                           140,256
  Amortization of negative goodwill                                  1,085,892
  Other, net                                                           308,775
                                                                  ------------
           Total revenues                                          180,055,113
                                                                  ------------
Expenses:
  Premiums retained by agents                                      134,015,122
  Provision for title losses and other claims                       13,577,326
  Salaries and other personnel costs                                18,411,082
  Other operating expenses                                          21,545,198
  Premium taxes                                                      1,551,961
  Depreciation and amortization                                        511,159
                                                                  ------------
            Total expenses                                         189,611,848
                                                                  ------------

            Loss before income tax benefit                          (9,556,735)
                                                                  ------------
Income tax benefit:
  Current                                                            4,000,924
  Deferred                                                             114,188
                                                                  ------------
            Total income tax benefit                                 4,115,112
                                                                  ------------
            Net loss                                              $ (5,441,623)
                                                                  ============


See accompanying notes to consolidated financial statements.

                       NATIONS TITLE INC. AND SUBSIDIARIES

              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)
                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                          YEAR ENDED DECEMBER 31, 1995

                                                     Unrealized       Retained
                                                     gain (loss)      earnings
                                         Common        on debt     (accumulated
                                         stock       securities       deficit)         Total
                                         -----       ----------       -------          -----
Balance, December 31, 1994            $20,261,536    (2,567,781)      5,342,954     23,036,709

Net loss                                   -             -           (5,441,623)    (5,441,623)

Net unrealized gains on investments        -          2,823,001          -           2,823,001
                                      -----------    ----------      ----------     ----------

Balance, December 31, 1995            $20,261,536       255,220         (98,669)    20,418,087
                                      ===========    ==========      ==========     ==========


See accompanying notes to consolidated financial statements.

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities:
  Net loss                                                                          $(5,441,623)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization of property and equipment                            511,159
     Amortization of negative goodwill                                               (1,085,892)
     Gain on sale of investments                                                       (140,256)
     Deferred income taxes                                                             (114,118)
     Changes in assets:
        Accrued investment income                                                       258,862
        Premiums receivable                                                           3,369,626
        Other receivables                                                            (2,172,264)
        Refundable income taxes                                                      (3,204,895)
        Assets acquired in settlement of claims                                        (183,919)
        Other assets                                                                     34,791
     Changes in liabilities:
        Reserves, net                                                                 3,050,982
        Accounts payable and accrued expenses                                        (2,148,769)
                                                                                    -----------
              Net cash used in operating activities                                  (7,266,316)
                                                                                    -----------
Cash flows from investing activities:
  Purchase of debt securities                                                        (3,166,525)
  Proceeds from maturity and sales of debt securities                                15,760,610
  Acquisition of title plants                                                          (690,805)
  Change in minority interest                                                          (311,196)
  Purchases of property and equipment                                                  (742,298)
                                                                                    -----------
              Net cash flows provided by investing activities                        10,849,786
                                                                                    -----------
Cash flows from financing activities:
  Capital contributions pledged in 1994 and received during 1995                      1,144,000
  Repayment of notes payable                                                           (102,467)
                                                                                    -----------
              Net cash flows provided by financing activities                         1,041,533
                                                                                    -----------

              Net increase in cash and cash equivalents                               4,625,003

Cash and cash equivalents, beginning of year                                          2,268,294
                                                                                    -----------
Cash and cash equivalents, end of year                                              $ 6,893,297
                                                                                    ===========
Cash paid (refunded) during the year:
  Interest                                                                          $   219,297
                                                                                    ===========

  Income taxes from parent                                                          $  (600,000)
                                                                                    ===========


See accompanying notes to consolidated financial statements.

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization

      Nations Title Inc. and its wholly-owned subsidiaries, Nations Title
           Insurance Company, Nations Title Insurance of New York Inc. and National Title Insurance of New York Inc., (Nations or the Company) are primarily engaged in the business of underwriting and issuing title insurance policies and performing other title-related services such as escrow and trust activities in connection with real estate transactions. Collectively, the three insurance companies are licensed to write title insurance policies in forty-six states. The Company generates a significant amount of its title premiums in California (36%) and New York (15%). The consolidated statements also include the accounts of Nations Appraisal Services, Inc. and Nations Foreclosure Services, Inc., which are wholly-owned subsidiaries. The Company is a wholly-owned subsidiary of Nations Holding Group (NHG).

      On September 13, 1995, NHG entered into an agreement with Fidelity
           National Financial, Inc. (Fidelity) to sell 100% of its outstanding stock of the Company to Fidelity. Subsequent to this agreement, the Company entered into a business consultant agreement whereby Fidelity provided certain management services to the Company through March 31, 1996. Upon receiving regulatory approval from the states of Kansas and New York and resolving certain conditions of the agreement, the sale was closed effective April 1, 1996 for a sales price of approximately $19,300,000 in cash plus 176,000 restricted shares of Fidelity common stock, certain real estate assets and forgiveness of certain intercompany indebtedness, less certain retained liabilities. The market value of Fidelity common stock was $15.50 per share on April 1, 1996.

      Basis of Presentation

      The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Such statements have been prepared in accordance with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated.

      Stockholder's equity as of December 31, 1994 differs from the amount reported in the prior year primarily due to the application of purchase accounting adjustments related to the purchase of the Company by NHG on January 10, 1994.


                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Investments

      In accordance with Statement of Financial Accounting Standards (SFAS)
           No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company has classified its investment portfolio as available-for-sale. The Company does not hold a trading portfolio. Debt securities available-for-sale are carried at the estimated market value, based on quoted market prices, with any unrealized gains or losses recorded in stockholder's equity net of the related income tax effect. Realized gains and losses, determined on a specific identification basis, are included in income.

      Investments are reviewed annually to determine if decreases in fair value, if any, below amortized cost are other than temporary. If the decline in fair value is other than temporary, the investments' carrying value is reduced to a new cost basis which equals fair value with such loss reported as a realized loss. Subsequent recoveries of fair value from the new cost basis are recognized as realized gains at date of sale.

      Other long-term investments include real estate and equity securities.
           Real estate is carried at the lower of cost or net realizable value. Valuation reserves are provided, if necessary, at such time as management determines it is probable that the value of the real estate is other than temporarily impaired. Equity securities are carried at fair value which approximates cost.

      Cash and Cash Equivalents

      The Company considers cash and cash equivalents to include cash held at depository institutions and all short-term investments with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value due to the short-term maturity of these investments.

      Property and Equipment

      Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful life of the related assets which range from three to ten years.

      Title Plants

      Title plants consist of title records relating to a particular region and are generally stated at cost. Costs associated with current maintenance such as salaries and supplies are charged to expense in the year incurred. The costs to acquire title plants and the building of new title plants, prior to the time that a plant is put into operation, are capitalized. Properly maintained title plants are not amortized unless there is an indication that the value of the title plant has been impaired, at which time such impairment is recognized in income.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Assets Acquired in Settlement of Claims

      In connection with settlement of title insurance and other claims, the Company may purchase or receive mortgages, deeds of trust, real property or judgment liens. These assets are generally carried at cost or lower of cost or market at time of settlement of the claim. If an impairment in value is determined, these assets are adjusted to fair market value, with that impairment recognized in income. Judgment liens are primarily salvage assets representing funds expended by the Company to purchase judgments to satisfy title claims.

      Negative Goodwill

      Negative goodwill represents the unamortized fair value of assets acquired in excess of purchase price of the Company by NHG on January 10, 1994 after writing off title plants and property and equipment of $6,159,430. The initial amount of negative goodwill recorded was $5,429,460 which is being amortized over five years.

      Income Taxes

      The Company's operations are included in the consolidated federal income tax return of NHG. The Company entered into a tax-sharing agreement with NHG effective January 1, 1994. Under its terms, the method of allocation of income tax expense or benefit is based on the separate income tax return method, except that the benefits attributable to net operating losses are paid currently to the extent that benefits are received from net operating losses in the consolidated return.

      Deferred income taxes are provided for temporary differences between the financial statement carrying values and the tax bases of assets and liabilities in accordance with SFAS No. 109, "Accounting for Income Taxes."

      Reserve for Claim Losses

      The Company provides for estimated title insurance losses based upon historical and anticipated loss experience by a charge to expense when the related premium revenue is recognized. The charges to expense are determined by management in any particular year as a percentage of revenue based on the nature of that year's business and long-term expectations as to ultimate losses to be incurred. Annually, the Company performs an actuarial evaluation of the ultimate losses to be incurred and compares the recorded liability to a range of ultimate losses determined by the actuaries. If necessary, adjustments are made to the provision to ensure that the liability remains within that range. Certain major claims, and losses related to fraud and defalcations, are evaluated and charged to expense as they become known, as the unique circumstances surrounding major claims make it inherently impractical to predict the incidence and amount of such losses. Escrow losses are expensed as they become known.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Management believes that the recorded amounts are reasonable and adequate;
           however, due to the nature of the Company's business and the length of time to resolve claims, the ultimate losses may vary significantly from the estimated amounts included in the consolidated financial statements. Loss estimates are continually reviewed and any periodic adjustments required are reflected as a cost of operations in the period in which they are determined. The reserve amounts have not been discounted to reflect the time value of money.

      Reinsurance

      In the ordinary course of business, the Company reinsures certain risks with other insurers for the purpose of limiting its maximum loss exposure and also assumes reinsurance for certain risks of other insurers for the purpose of earning additional premium. The Company cedes a portion of certain policy liabilities under excess of loss and case-by-case agreement. Reinsurance agreements provide that in the event of a loss (including loss adjustment expenses) exceeding the retained amounts, the reinsurer is liable for the excess amount assumed. However, the ceding company remains primarily liable in the event the reinsurer does not meet its contractual obligations.

      Revenue Recognition

      Title insurance premiums and service charges for title searches and escrow services are recognized as revenue at the time of the closing of the related real estate transaction. Premiums retained by agents are recognized as expense concurrently with title premium revenue recognition.

      Escrow and Trust Deposits

      As a service to its customers, the Company administered escrow and deposits which amounted to approximately $4,626,000 at December 31, 1995, representing undisbursed amounts received for settlements of mortgage loans and indemnities against specific title risks. These funds are not considered assets of the Company and, therefore, are excluded from the accompanying consolidated balance sheet. The Company is entitled to interest income on these funds, in certain states, to the extent depositors did not elect to have the balances maintained in an interest-bearing account.

      Management Estimates

      The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      New Pronouncements

      The Financial Accounting Standards Board (FASB) issued SFAS No. 114,
           "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan Income Recognition and Disclosures," which became effective for fiscal years beginning after December 15, 1994. These statements require a lender to consider a loan to be impaired if the lender believes it is probable that it will be unable to collect all principal and interest due according to the contractual terms of the loan. If a loan is impaired, the lender will be required to record a loss valuation allowance equal to the present value of the estimated future cash flows discounted at the loan's effective rate. The provisions of SFAS Nos. 114 and 118 were adopted by the Company and did not have a significant impact on the accompanying consolidated financial statements.

      The FASB issued SFAS No. 121, "Accounting for the Impairment of Long-lived
           Assets and for Long-lived Assets to be Disposed Of," which became effective for fiscal years beginning after December 15, 1995. SFAS No. 121 provides guidance for recognition and measurement of impairment of long-lived assets, certain identifiable intangibles and goodwill related to assets to be held and used and assets to be disposed of. The Company has not adopted the provisions of SFAS No. 121, however, the Company does not anticipate the adoption of SFAS No. 121 will have a significant impact on the accompanying consolidated financial statements.

      Statement of Position 94-6 (SOP 94-6), "Disclosures of Certain Significant
           Risks and Uncertainties," was issued in December 1994 and is effective for fiscal years ending after December 15, 1995. SOP 94-6 requires disclosures about certain risks and uncertainties that could significantly affect the amounts reported in an entity's financial statements in the near term and relate to the nature of operations, the necessary use of estimates in the preparation of financial statements and significant concentrations of risk. The Company has provided SOP 94-6 disclosures in the footnotes to the accompanying consolidated financial statements. The most significant estimate made by management is the reserve for claim losses, as discussed in note 6.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(2)   INVESTMENTS

      Debt Securities

      The amortized cost and estimated fair value of debt securities at December 31, 1995 are as follows:

                                                                 Gross         Gross      Estimated
                                                Amortized     unrealized    unrealized       fair
                                                  cost           gains        losses        value
                                                  ----           -----        ------        -----
      Available-for-sale:
           U. S. treasury securities
              and obligations of the
              U. S. government and
              agencies                         $ 4,839,755     142,731           -         4,982,486
           Obligations of states and
              political subdivisions            13,763,284     205,815        40,824      13,928,275
           Special revenue and special
              assessment bonds                   9,933,628      49,234        28,782       9,954,080
           Industrial and miscellaneous          3,990,202      65,645         7,122       4,048,725
                                               -----------     -------        ------      ----------
                                               $32,526,869     463,425        76,728      32,913,566
                                               ===========     =======        ======      ==========

      The amortized cost and estimated fair value of debt securities at December 31, 1995 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

                                                         Amortized      Fair
                                                            cost        value
                                                            ----        -----
              Due within one year                       $ 1,887,758   1,894,100
              Due after one year through five years      10,953,473  10,988,428
              Due after five years through ten years      9,226,335   9,379,591
              Due after ten years                        10,459,303  10,651,447
                                                        -----------  ----------
                              Total                     $32,526,869  32,913,566
                                                        ===========  ==========

      Investment Income

      Major categories of investment income for the year ended December 31, 1995 are as follows:

                  Debt securities                         $1,960,999
                  Mortgage loans                             136,466
                  Real estate                                361,971
                  Other                                      296,021
                                                          ----------
                               Total investment income    $2,755,457
                                                          ==========

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Proceeds from the sales of investments were $11,639,291 in 1995. Gross gains of $175,925 and gross losses of $35,669 were realized on the sales.

(3)   OTHER LONG-TERM INVESTMENTS

      The Company owns a 50% interest in certain real estate which was acquired from the parent for approximately $730,000 in 1994. The remaining 50% is held by Fin-West, the majority shareholder of NHG. The real estate interest consists of two buildings which are occupied by NHG and Fin-West. Rent revenue of $196,000 was recognized from the related parties during the year.

      In addition, the Company holds $75,002 of equity securities carried at fair value, which approximates cost.

(4)   ASSETS ACQUIRED IN SETTLEMENT OF CLAIMS AND NOTES PAYABLE

      Assets acquired in settlement of claims are comprised of the following:

                            Mortgage loans          $2,559,733
                            Real estate              4,856,464
                                                    ----------
                                                    $7,416,197
                                                    ==========

      The more significant of the assets acquired in settlement of claims are described below.

      Martha's Vineyard

      Assets acquired in settlement of claims includes $2,444,588 representing a partial interest in a parcel of land on the island of Martha's Vineyard held for development and related mortgages receivable of $1,055,217 secured by the remaining interest in this parcel of land. In addition, the Company capitalized improvements of $327,700 during 1995. The Company acquired satisfactory title to the lots from transactions dated 1988 through 1992.

      In connection with Martha's Vineyard, the Company is indebted under a note payable with an unpaid principal balance of $1,746,265 at December 31, 1995 which accrues interest at 9.875% payable in monthly installments of $16,168 through April 1998 and a lump-sum payment of $1,687,648 in 1998. The note may be prepaid in whole or in part at any time and is secured by the Company's partial interest in the parcel of land, as mentioned above.

      Las Vegas Properties

      Mortgages acquired in settlement of claims includes a $682,713 mortgage loan receivable secured by a residence located in Las Vegas, Nevada. The asset was acquired by the Company in 1991 by foreclosure on a collateral loan made to enable an agent to satisfy escrow obligations and subsequently sold to an independent third party for $925,000. The Company financed the sale and at December 31, 1995 holds an 8% mortgage loan due in monthly installments of $7,956 with the remaining balance due in 1997.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      As of December 31, 1995, the Company owns a car wash and related real estate located in Las Vegas Nevada. These properties were acquired by the Company in 1991 in conjunction with the collateral loan discussed above. The carrying value of this property is $734,269.

      Illinois Properties

      Real estate acquired in settlement of claims also includes three properties located near Chicago, Illinois. The balances associated with these properties as of December 31, 1995 are as follows:

             Schaumburg, Illinois office building     $  531,875
             Palatine, Illinois office building          327,558
             Palatine, Illinois residential              280,000
                                                      ----------
                                                      $1,139,433
                                                      ==========

(5)   INCOME TAXES

      A reconciliation of the difference between income tax benefit at the expected corporate tax rate and the actual income tax benefit follows:

                                                       Amount        Percent
                                                       ------        -------
             Computed expected tax benefits         $(3,249,289)       34.0%
             Tax-exempt interest                       (428,114)        4.5
             Amortization of negative goodwill         (369,203)        3.9
             Other                                      (68,506)        0.7
                                                    -----------        ----
                                                    $(4,115,112)       43.1%
                                                    ===========        ====

      Pursuant to the tax-sharing agreement with NHG, intercompany credits for income tax benefits were approximately $2,500,000 and refunds received by the Company were $600,000 in 1995.

      Deferred income tax benefit consists of the following:

                   Provision for claim losses      $ 559,433
                   Changes in bad debt reserves     (101,178)
                   Other, net                       (344,067)
                                                   ---------
                                                   $ 114,188
                                                   =========

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      The balances of net deferred income tax assets at December 31, 1995 are as follows:

           Deferred income tax assets:
             Difference in claims reserve                                      $3,814,361
             Basis difference on fixed assets due to purchase accounting          474,228
             Basis difference on title plants due to purchase accounting        1,619,978
             Difference in bad debts and other reserves                           395,918
             Basis difference on fixed assets                                     156,617
             Bonus accrual difference                                             445,400
             Other                                                                378,855
                                                                               ----------
                     Total deferred tax assets                                  7,285,357
                                                                               ----------

           Deferred income tax liabilities:
             Basis difference on title plants                                   1,150,968
             Unrealized gain on investments                                       131,477
                                                                               ----------
                     Total deferred tax liabilities                             1,282,445
                                                                               ----------
                     Net deferred income tax assets                            $6,002,912
                                                                               ==========

      A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management of the Company believes the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income, therefore, a valuation allowance has not been provided. However, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years.

      The insurance companies generally pay premium taxes rather than state income taxes.

(6)   RESERVE FOR CLAIM LOSSES
      Activity in the liability for reserve for claim losses is summarized as follows:

           Balance at January 1, 1995                                         $43,489,500
                                                                              -----------
           Title claim loss provision related to:
             Current year                                                      10,722,345
             Prior years                                                        2,854,981
                                                                              -----------
                     Total title claim loss provision                          13,577,326
                                                                              ===========

           Title claims paid, net of recoupments related to:
             Current year                                                         714,435
             Prior year                                                         6,970,416
                                                                              -----------
                     Total title claims paid, net of recoupments                7,684,851
                                                                              -----------

           Balance at December 31, 1995                                       $49,381,975
                                                                              ===========

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      The provision for claim losses includes an estimate of anticipated title claims and major claims. The estimate of anticipated title claims is accrued as a percentage of title premium revenue based on the Company's historical loss experience and other relevant factors. The Company monitors its claims experience on a continual basis and adjusts the provision for claim losses accordingly. The Company incurred additional title claim losses related to prior years during 1995 primarily due to changes in estimates of ultimate losses resulting from higher than anticipated reported and paid claims.

      The Company had nonaffiliated reinsurance transactions in 1995 totaling approximately $18,000 in premiums assumed and $514,000 in premiums ceded. The Company incurred no losses relating to nonaffiliated reinsurance assumed and had no recoveries of losses relating to reinsurance ceded during 1995.

(7)   STATUTORY RESTRICTIONS ON STOCKHOLDER'S EQUITY AND INVESTMENTS

      Title insurance companies are subject to extensive regulation under applicable state laws. Each insurance company is usually subject to a holding company act in its state of domicile which regulates, among other matters, the ability to pay dividends and investment policies. The laws of most states in which the Company transacts business establish supervisory agencies with broad administrative powers relating to issuing and revoking licenses to transact business, regulating trade practices, licensing agents, approving policy forms, accounting principles, financial practices, establishing reserve and capital and surplus requirements, defining suitable investments for reserves, capital and surplus and approving rate schedules.

      Pursuant to insurance and other regulations of the various states in which the Company and its subsidiaries operate, the amount of dividends, loans and advances available to the parent company from its insurance subsidiaries is limited, principally for the protection of policyholders. Under such statutory regulations, net assets of consolidated subsidiaries are not available for dividends, loans or advances to the parent company at December 31, 1995.

      Pursuant to statutory accounting requirements of the various states in which the insurance companies are qualified, they must defer a portion of premiums earned as an unearned premium reserve for the protection of policyholders and must maintain qualified assets in an amount equal to the statutory requirements. The level of unearned premium reserve required to be maintained at any time is determined on a quarterly basis by statutory formula based upon the age and dollar amount of policy liabilities underwritten and age and dollar amount of statutory premiums written. As of December 31, 1995, the combined statutory unearned premium reserve required and reported for the insurance subsidiaries was $44.2 million. The combined qualified assets maintained as of December 31, 1995 were $33.5 million.

      The insurance companies prepare statutory financial statements on a basis of accounting practices prescribed or permitted by the state in which each company is domiciled. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting procedures not so prescribed.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      The combined capital and surplus of the insurance companies on a statutory basis was $15,529,000 as of December 31, 1995. The combined loss of the insurance companies on a statutory basis was $5,535,000 for the year ended December 31, 1995. Nations Title Insurance of New York Inc. received written approval from the State of New York Department of Insurance to carry certain assets at their historical cost and not at the lower of cost or fair market value. This differs from prescribed statutory accounting practices. As of December 31, 1995, this permitted accounting practice increased the combined statutory capital and surplus of the insurance companies by approximately $2,500,000 over what it would have been had the prescribed accounting practice been followed.

      As a condition to continued authority to underwrite policies in the states in which the insurance companies conduct their business, the insurance companies are required to pay certain fees and file information regarding their officers, directors and financial condition. In addition, the escrow and trust business is subject to regulation by various state banking authorities.

      In April 1996, the National Association of Insurance Commissioners (NAIC) adopted the Title Insurers Model Act (the Act). The purpose of the Act is to provide guidance to the state insurance regulatory agencies relative to the effective regulation and supervision of the title insurance industry and title insurers. The Act addresses aspects of the title insurance industry from corporate structure and financial and accounting information to market conduct and legal standards. Certain provisions of the Act will be phased in over a multiyear period. The Company has not determined the impact of this Act, if any, on its operations.

      Short-term investments and bonds with a market value of $6,732,000 were on deposit with state treasurers in accordance with statutory requirements for the protection of policyholders at December 31, 1995.

      Pursuant to Section 1307 of the New York Insurance Law, insurance companies are permitted to enter into unsecured loans. With the approval of the Superintendent of Insurance, these may be classified as equity. Nations Title Inc. made such a loan in the amount of $2,000,000 as part of the initial capitalization of its wholly-owned subsidiary, National Title Insurance of New York Inc., in 1989. The Superintendent must approve all payments made on this loan, and no payments may be disbursed on the loan in liquidation until such time as all statutory liability under existing policy commitments has been satisfied. In accordance with the statute, no payments on the note have been made. This loan is included in the statutory surplus of National Title Insurance of New York Inc.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8)   RELATED-PARTY TRANSACTIONS

      Management Fee

      Effective January 10, 1994, the Company entered into a management agreement with NHG. Under the agreement, the Company incurred expenses of $325,000, of which $212,000 was paid during 1995. Pursuant to the acquisition agreement with Fidelity, the Company ceased paying management fees to NHG effective May 31, 1995.

      Additionally, during 1995 the Company received $11,700,000 of premiums from, and paid agent retentions of $9,800,000 to, as agent, United Title Company, an affiliated company. Premiums receivable of $1,525,000 from United Title Company is recorded at December 31, 1995. In addition, the Company has outstanding receivables of approximately $481,000 from United Title Company at December 31, 1995 related to office rental and other services provided by the Company.

      Income Taxes

      Included in refundable income taxes at December 31, 1995 is approximately
           $2,900,000 refundable from NHG pursuant to the tax sharing agreement. Refundable income taxes also include approximately $433,000 due as a result of tax loss carrybacks to years that the Company filed a consolidated federal income tax return with its former parent, TRW Inc.

      Common Stock

      In connection with a bank loan obtained by NHG, the stock of Nations Title
           Inc. has been pledged for the loan.

      Other Transactions

      On March 1, 1995, Nations Title Insurance of New York Inc. acquired
           Network Title and Escrow Agency for $398,000 and changed the name to Nations Title Insurance Agency of Arizona, Inc.

      On November 1, 1995, Nations Title Insurance of New York Inc. sold its interest in three title agencies to a director and officer of the Company for $1,163,000, which was the net book value. The Company obtained a note receivable for the purchase price. The note bears a monthly variable interest rate of prime plus 2% and is amortized over ten years with a balloon payment due November 1, 1998. The outstanding principal balance at December 31, 1995 is $1,157,000.

      On October 1, 1995, Nations Title Insurance Company sold three branch offices of its direct operations to Fidelity for $235,000, which was the net book value.

      Quality Loan Service, acquired by Nations Title of New York Inc. in 1994 from NHG, was sold back to NHG on January 2, 1996 for approximately $800,000, which was the net book value.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(9)   CONTINGENCIES

      In the ordinary course of business, the Company is subject to claims made, and from time to time are named as defendants in legal proceedings, relating to policies of insurance they have issued or other services performed on behalf of insured policyholders and other customers. The Company believes that the reserves reflected in its consolidated financial statements are adequate to pay losses and loss adjustment expense which may result from such claims and proceedings; however, such estimates may be more or less than the amount ultimately paid when the claims are settled.

(10)  NOTES PAYABLE

      In addition to the note payable described in note 4, the Company is obligated under four notes payable aggregating $167,998 which bear interest rates of 8-9% and are being paid through the year 2000. The following table depicts the principal payments due under notes payable:

                               1996         $   74,488
                               1997             65,193
                               1998          1,726,758
                               1999            525,525
                               2000             22,309
                                             ---------
                                            $1,914,263
                                            ==========

(11)  EMPLOYEE BENEFIT PLAN

      The Company provides a Savings and Investment Plan sponsored by NHG, which qualifies under Section 401(k) of the Internal Revenue Code. Employees are eligible to participate after one year of service. Participants' contributions are invested by the trustees for the plan at the direction of the participant in any one or more of fifteen investment funds. The Company matches employee contributions up to 2% of the participant's qualified compensation not to exceed $200. The Company's matching contributions amounted to $30,000 in 1995.

(12)  COMMITMENTS

      The Company has entered into various operating leases through 2000. Future minimum lease payments under these noncancelable operating leases are as follows:

                               1996        $1,884,212
                               1997         1,711,643
                               1998         1,257,039
                               1999           702,847
                               2000            50,539
                            Thereafter          -
                                           ----------
                                           $5,606,280
                                           ==========

      Rent expense incurred under operating leases was $2,939,000 for 1995.

                                                                     (Continued)

                       NATIONS TITLE INC. AND SUBSIDIARIES
              (A WHOLLY-OWNED SUBSIDIARY OF NATIONS HOLDING GROUP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      The Company entered into employment agreements through 1996 with certain executives which provide for management participation in profits and annual salaries and bonuses. The management participation in profits is primarily based on results of operations of the Company during 1996 subject to guaranteed minimums. During 1995, the Company negotiated a settlement on one of these agreements which resulted in a payment of $350,000 in 1995. The remaining estimated liability related to these agreements recorded at December 31, 1995 is $1,310,000.

(13)  FAIR VALUE OF FINANCIAL INSTRUMENTS

      The fair value of financial instruments are estimates of fair values at a specific point in time determined by the Company using available market information and appropriate valuation methodologies. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently.

     Assets that, as a matter of accounting policy, are reflected in the accompanying consolidated financial statements at fair value include debt securities, cash and cash equivalents and accounts receivable.

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," specifically excludes the liability for loss and loss adjustment expenses of insurance entities from fair value disclosures. Accordingly, no fair value calculations have been made for the reserve for claim losses.

     For all other financial instruments, the Company estimates fair value to approximate carrying value.

     SFAS No. 119, "Disclosures About Derivative Financial Instruments," requires disclosures about amounts, nature and terms of derivative financial instruments and modifies existing disclosure requirements for other financial instruments. The Company does not engage in any derivative trading or other speculative activities and does not hold any derivative financial instruments at December 31, 1995.

[KPMG LOGO]

EXHIBIT B
                       PRO FORMA COMBINED FINANCIAL DATA

         The following unaudited Pro Forma Combined Balance Sheet at December 31, 1995 gives effect to the acquisition of Nations Title Inc. and Subsidiaries as if the transaction was consummated on that date. Certain balance sheet accounts of Nations Title Inc. and Subsidiaries have been reclassified to provide consistency with Fidelity National Financial, Inc.'s reporting format.

         The following unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 1995 gives effect to the acquisition of Nations Title Inc. and Subsidiaries as if it were consummated on January 1, 1995.

         The Pro Forma Combined Financial Data are provided for comparative purposes only. They do not purport to be indicative of the results that actually would have occurred if the acquisition had been consummated on the dates indicated or the results that may be obtained in the future.

Pro Forma Combined Balance Sheet

                                                                                  December 31, 1995
                                                          -------------------------------------------------------------
                                                                    Historical                   Unaudited Pro Forma
                                                          ---------------------------       -----------------------------
                                                                            Nations         Adjustments
                                                             FNFI          Title Inc.         (a),(b)           Combined
                                                          ----------       ----------       -----------      ------------
                                                                                (Dollars in thousands)
Assets
Investments:
  Fixed maturities available for
    sale, at fair value                                   $  129,236       $  32,914        $ (14,300)        $  147,850
  Equity securities, at fair value                            31,412              --               --             31,412
  Other long-term investments, at cost,
    which approximates fair value                              2,627             782               --              3,409
  Short-term investments, at cost,
    which approximates fair value                              8,148              --               --              8,148
  Investments in real estate and partnerships, net             8,659           4,856           (1,000)            12,515
                                                          ----------       ---------        ---------         ----------
         Total investments                                   180,082          38,552          (15,300)           203,334
Cash and cash equivalents                                     47,431           6,893               --             54,324
Trade receivables, net                                        39,801          11,396               --             51,197
Notes receivable, net                                         15,926           7,321           (2,400)            20,847
Prepaid expenses and other assets                             43,908           1,967             (352)            45,523
Title plants                                                  41,725           3,632            6,886             52,243
Property and equipment, net                                   33,740           1,192             (468)            34,464
Deferred income taxes                                             --           6,003              973              6,976
Income taxes receivable                                        2,450           3,336           (1,000)             4,786
                                                          ----------       ---------        ---------         ----------
                                                          $  405,063       $  80,292        $ (11,661)        $  473,694
                                                          ==========       =========        =========         ==========


Liabilities and Stockholders' Equity
Liabilities:
  Accounts payable and accrued liabilities                $   44,582       $   8,578        $   1,627         $   54,787
  Notes payable                                              136,047           1,914            5,000            142,961
  Reserve for claim losses                                   146,094          49,382              --             195,476
                                                          ----------       ---------        ---------         ----------
                                                             326,723          59,874            6,627            393,224
  Minority interest                                              393              --               --                393
Stockholders' equity:
  Preferred stock                                                 --              --               --                 --
  Common stock                                                     2          20,262          (20,262)                 2
  Additional paid-in capital                                  58,098              --            2,130             60,228
  Retained earnings (accumulated deficit)                     70,273             (99)              99             70,273
                                                          ----------       ---------        ---------         ----------
                                                             128,373          20,163          (18,033)           130,503
  Net unrealized gains on investments                          5,866             255             (255)             5,866
  Less treasury stock                                         56,292              --               --             56,292
                                                          ----------       ---------        ---------         ----------
                                                              77,947          20,418          (18,288)            80,077
                                                          ----------       ---------        ---------         ----------
                                                          $  405,063       $  80,292        $ (11,661)        $  473,694
                                                          ==========       =========        =========         ==========





The accompanying notes to the unaudited Pro Forma Financial Data are an integral part of this financial data.

Pro Forma Combined Statement of Earnings



                                                                           Year Ended December 31, 1995
                                                          --------------------------------------------------------------
                                                                       Historical                  Unaudited Pro Forma
                                                          ----------------------------------  ---------------------------
                                                                             Nations            Adjustments
                                                              FNFI          Title Inc.             (c)          Combined
                                                          ------------     ------------         ---------       --------
                                                                    (Dollars in thousands, except per share amounts)
Revenue:
  Title insurance premiums                                   $285,552         $164,959          $    --         $450,511
  Escrow fees                                                  49,723            2,400               --           52,123
  Other fees and revenue                                       56,954            9,800           (1,086)(d)       65,668
  Interest and investment income,
    including realized gains and losses                        17,616            2,896              (55)(e)       20,457
                                                             --------         --------          -------         --------
                                                              409,845          180,055           (1,141)         588,759
                                                             --------         --------          -------         --------


Expenses:
  Personnel costs                                             165,514           18,411           (5,000)(f)      178,925
  Other operating expenses                                    123,888           23,609           (5,000)(g),(h)  142,497
  Agent commissions                                            82,713          134,015               --          216,728
  Provision for claim losses                                   19,031           13,577               --           32,608
  Interest expense                                              9,239               --              413 (i)        9,652
                                                             --------         --------          -------         --------
                                                              400,385          189,612           (9,587)         580,410
                                                             --------         --------          -------         --------
  Earnings (loss) before income taxes
    and extraordinary item                                      9,460           (9,557)           8,446            8,349
  Income tax expense (benefit)                                  1,828           (4,115)           3,241              954
                                                             --------         --------          -------         --------
  earnings (loss) before extraordinary item                     7,632           (5,442)           5,205            7,395
  Extraordinary item - loss on early
    retirement of Senior Notes, net of
    applicable income tax benefit of $437                        (813)              --               --             (813)
                                                             --------         --------          -------         --------

    Net earnings (loss)                                      $  6,819         $ (5,442)         $ 5,205         $  6,582
                                                             ========         ========          =======         ========



  Primary earnings per share
    before extraordinary item                                $   .59                                            $    .56
  Extraordinary item - loss on early
    retirement of Senior Notes, net of
    applicable income tax benefit                                (.06)                                              (.06)
                                                             --------                                           --------

  Primary earnings per share                                 $    .53                                           $    .50 (k)
                                                             ========                                           ========

  Weighted average outstanding shares                          12,970                                             13,146 (k)
                                                             ========                                           ========





The accompanying notes to the unaudited Pro Forma Financial Data are an integral part of this financial data.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


(a) The Pro Forma Combined Balance Sheet as of December 31, 1995 has been prepared to reflect the acquisition by FNFI of NTI which occurred on April 1, 1996, and will be accounted for using the purchase method. The purchase price was $19.3 million in cash and 176,000 shares of FNFI Common Stock.

(b) In connection with the acquisition, FNFI reversed the impact of the former parent's prior acquisition purchase accounting adjustments, which included the write down of certain long-term assets and the establishment of negative goodwill, resulting in an NTI net book value of $27.2 million. Concurrent with the acquisition, NTI distributed certain real estate of $0.7 million to its former parent. In addition, NTI forgave $2.4 million of intercompany receivables and $1.0 million of income taxes receivable due from its former parent, thereby reducing the net book value of NTI to $23.1 million, or $1.7 million in excess of the purchase price.

         A portion of the purchase price was funded by a drawdown of the FNFI line of credit in the amount of $5.0 million, at an interest rate of 8.25%.

         The estimate of the excess of the net book value over the purchase price has been allocated as follows:

 Reduce the value of fixed and other assets to market value                         (1.517 million)
 Increase the value of title plants to market value                                  2.121 million
 Reduce the value of real estate to market value                                     (.300 million)
 Increase accounts payable and accrued expenses for acquisition costs, various
   restructuring costs, excess lease costs and certain other liabilities            (4.885 million)
 Establish deferred income tax assets related to the acquisition                     2.949 million

         FNFI has not yet completed its study of the fair value of assets acquired and liabilities assumed. Upon completion of such study, to the extent that the allocation of purchase price results in goodwill, such amount will be amortized on a straight-line basis over fifteen years.

(c) The Pro Forma Combined Statement of Earnings has been prepared to reflect the April 1, 1996 acquisition by FNFI of NTI which will be accounted for using the purchase method.

(d) NTI amortization of negative goodwill, $1,086,000, has been eliminated for the year ended December 31, 1995.

(e) NTI investment income has been reduced by $55,000 for the accretion of discount on bonds which would not have occurred had the bonds been adjusted to fair value on January 1, 1995.

(f) Personnel costs have been reduced $5,000,000 in order to reflect expected savings resulting from the economies of scale to be attained as a result of the combination of FNFI and NTI and the elimination of staff redundancies.

(g) Other operating expenses have been reduced for depreciation and amortization expense of $410,000 which would not have been incurred had the related assets been adjusted to fair market value in the purchase accounting adjustments.

(h) Other operating expenses have been reduced $4,590,000 in order to reflect expected savings resulting from the economies of scale to be attained as a result of the combination of FNFI and NTI and the anticipated savings resulting from the consolidation of operations.

(i) FNFI interest expense has been increased by $413,000 for interest on the $5,000,000 credit line drawdown assumed to have been outstanding since January 1, 1995.

(j) Tax adjustment to produce an effective tax rate on the pro forma adjustments equal to the statutory income tax rate of 34%.

(k) The pro forma earnings per share calculation assumes the 176,000 shares of FNFI Common Stock were outstanding for all of 1995.